9


                                                       Registration No.


                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933

                         Millipore Corporation
          (Exact name of registrant as specified in charter)

     Massachusetts                                04-2170233
(State or other jurisdiction of incorporation or organization)   (IRS
Employer Identification Number)

          80 Ashby Road, Bedford, Massachusetts     01730
               (Address of Principal Executive Offices)     (Zip Code)

                         MILLIPORE CORPORATION
                    1995 Combined Stock Option Plan
                       (Full title of the plans)


                        Geoffrey Nunes, Esquire
                         Millipore Corporation
                             80 Ashby Road
                     Bedford, Massachusetts  01730
                            (617) 275-9200
       (Name, address and telephone number of agent for service)

                    CALCULATION OF REGISTRATION FEE


 Title Of                  Proposed      Proposed
Securities  Amount To Be   Maximum       Maximum       Amount
  To Be      Registered    Offering     Aggregate   Registration
Registered                Price Per      Offering        Fee
                            Share         Price

Common Stock  2,000,000 Shares  $37.625 $75,250,000.00* $25,948.28
$1.00 Par Value

* Pursuant to Rule 457(h)(l), the maximum aggregate offering price and the computation of the registration fee has been calculated using average of the high and low prices for Millipore Corporation Common Stock on the New York Stock Exchange as of August 21, 1996.


                  PART I INFORMATION REQUIRED IN THE
                       SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

          Millipore Corporation ("Millipore" or the "Corporation") shall deliver or cause to be delivered to each employee who is selected by the Corporation to participate in the 1995 Combined Stock Option Plan (the "Plan"), documents containing the information regarding the Plan and its operations, as specified in Rule 428(b)(1) of the Securities Act of 1933 (the "Act").

Item 2.   Registrant Information and Employee Plan Annual Information.

          The Corporation will, upon written or oral request directed to the Office of the General Counsel, at Millipore's executive offices, 80 Ashby Road, Bedford, MA 01730 (617) 275-9200, furnish promptly and without charge to any employee participating in the Plan a copy of Millipore's Annual Report to Stockholders for its last fiscal year as well as any of the other information referred to under the caption "Incorporation of Certain Documents by Reference" appearing infra.


                  PART II INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Corporation hereby incorporates by reference into this registration statement the documents listed in (a) through (c). Millipore further states that all documents filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents:

          (a) Millipore Corporation's latest annual report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of Millipore's
Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (c) The description of Millipore's Common Stock set forth in response to Item 1 of Millipore's Form 8-A Registration Statement under the Securities Exchange Act of 1934, filed May 13, 1965, as most recently revised by Millipore's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Item 4.   Description of Securities.  Not applicable

Item 5.   Interests of Named Experts and Counsel.

          Legal matters in connection with the Shares being offered under the 1995 Combined Stock Option Plan have been passed upon for the Corporation by Geoffrey Nunes, Esquire, Senior Vice President and General Counsel of the Corporation. As of August 23, 1996, Mr. Nunes owned 51,500 shares of Millipore Common Stock and held options to acquire an aggregate of 185,986 shares at an average per share exercise price of $19.81.

          The consolidated balance sheets as of December 31, 1995 and 1994 and the consolidated statements of income, stockholders equity, and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Form S-8, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers.

          The Corporation's By-Laws provide that each officer and director of the Corporation and its subsidiaries shall be indemnified, to the full extent permitted by law, against all liabilities and expenses arising out of litigation and other proceedings in which he or she is involved because of being an officer or director of the Corporation or a subsidiary so long as he or she shall have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.  None claimed.

Item 8.   Exhibits.

     (4)  Instruments defining Rights of Security Holders
          Registrant's Amendment to Restated Articles of
          Organization dated May 22, 1987 and By Laws incorporated herein by reference to Exhibit 3 to Registrant's Annual
          Report on Form 10-K for Registrant's fiscal year ended
          December 31, 1995

     (5) Opinion of Geoffrey Nunes, Esq., dated August 23, 1996 as to the legality of shares of Millipore Common Stock

     (23) Consent of Independent Certified Public Accountants

     (24) Powers of Attorney

Item 9.   Undertakings.

     (a) The undersigned Millipore Corporation hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement elating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Massachusetts on August 23,1996.

                         MILLIPORE CORPORATION

                         By /s/ Geoffrey Nunes
                         Geoffrey Nunes
                         Sr. Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/C. William Zadel      Director, Chairman, President August 23,1996
C. William Zadel              and Chief Executive Officer
                         (Principal Executive Officer)

/s/Michael P. Carroll    Vice President and Chief      August 23,1996
Michael P. Carroll            Financial Officer (Principal
                         Financial and Accounting Officer)

                               DIRECTORS


/s/Charles D. Baker*                    /s/ Steven Muller*
Charles D. Baker                             Steven Muller

August 23, 1996                              August 23, 1996

                                        /s/ Thomas O. Pyle*
Samuel C. Butler                             Thomas O. Pyle

August 23, 1996                              August 23, 1996

/s/ Maureen A. Hendricks*               /s/ John F. Reno*
Maureen A. Hendricks                         John F. Reno

August 23, 1996                              August 23, 1996

/s/ Mark Hoffman*
Mark Hoffman

August 23, 1996

               *By  /s/ Geoffrey Nunes
                    Geoffrey Nunes, Attorney in Fact



                           INDEX TO EXHIBITS


The following Exhibits are filed as a part of this Registration
Statement:

                                                       Found at
Exhibit No.         Description                        Page No.



     (4)  Instruments defining Rights of Security Holders
          Registrant's Amendment to Restated Articles of
          Organization dated May 22, 1987 and By Laws incorporated herein by reference to Exhibit 3 to Registrant's Annual
          Report on Form 10-K for Registrant's fiscal year ended
          December 31, 1995

     (5) Opinion of Geoffrey Nunes, Esq., dated August 23, 1996 as to the legality of shares of Millipore Common Stock 8

     (23) Consents of Independent Certified Public Accountants and
Counsel    9-10




                                   August 23, 1996


Securities and Exchange Commission
500 North Capitol Street, NW
Washington, DC 20549

Dear Sirs:

     In connection with the proposed offer and sale of 2,000,000 shares of Common Stock $1.00 par value per share (the "Stock") of Millipore Corporation (the "Company") as set forth in the attached Registration Statement on Form S-8, I have examined the Restated Articles of Organization and By-Laws of the Company, all as amended to date, such records of its corporate proceedings as I deemed material, such records of its corporation proceedings as I deemed material, the Registration Statement and such other certificates, records and documents as I deemed necessary for purposed of this opinion. Based on the foregoing, I am of the opinion that:

     1. The Company is a duly organized and existing corporation under the laws of the Commonwealth of Massachusetts.

     2. The 2,000,000 shares covered by the Registration Statement which are reserved for issue to employees of the Company pursuant to the exercise of options granted under the Millipore Corporation 1995 Combined Stock Option Plan, have been duly authorized and will be, when issued, sold and delivered in the manner described in the Registration Statement validly issued, fully paid and non-assessable.

     3.   The Plan is not subject to the provisions of the Employees'
Retirement
          Income Security Act of 1974 ("ERISA").

     I am an officer and stockholder of the Company.

                                   Very truly yours,

                                   /s/ Geoffrey Nunes

                                   Geoffrey Nunes
                                   Senior Vice President and
                                   General Counsel








                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of the Millipore Corporation 1995 Combined Stock Option Plan on Form S-8 of our report, dated January 23, 1996, on our audits of the consolidated financial statements of Millipore Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is incorporated by reference in the Millipore Corporation Annual Report on Form 10-K. We also consent to the reference to our Firm under the Caption "Interest of Named Experts".





                                   COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
August 23, 1996




                       CONSENT OF LEGAL COUNSEL

     I hereby consent to the inclusion in the Registration Statement of Millipore Corporation on Form S-8 of my opinion dated August 23,1996, as to the due authorization and validity of the shares to which this Registration Statement relates.






                              /s/ Geoffrey Nunes
                              Geoffrey Nunes, Esquire
                              Senior Vice President and
                              General Counsel
                              Millipore Corporation




Bedford, Massachusetts
August 23, 1996



                                   VIA EDGAR



August 23, 1996


Securities & Exchange Commission
One Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

Re: Millipore Corporation - Form S-8 Registration Statement covering 2,000,000 shares to be issued pursuant to the Millipore Corporation 1995 Combined Stock Option Plan

Gentlemen:

     Enclosed for filing please find the following:

     Registration Statement on Form S-8 relating to the issuance of 2,000,000 shares of Millipore Corporation Common Stock in connection wit the Corporation's 1995 Combined Stock Option Plan (the "Plan), including applicable exhibits and opinion of counsel in connection with the shares to be issued, and consent of the Corporation's independent public accountant. The Plan was approved by the Stockholders at the 1996 Annual meeting held on April 18, 1996.

     The filing fee of $25,948.28, calculated in accordance with Rule 457(h)(1) has been wire transferred to the Mellon Bank in Pittsburgh.

     The Plan is substantially identical to the Millipore Corporation 1985 Combined Stock Option Plan (Registration Nos. 33-11790; 33-37319; and 33-55613), which expired on December 12, 1995.

     If you have any questions concerning these materials, please telephone the undersigned at (617) 533-2272.

Sincerely,
MILLIPORE CORPORATION


/s/ Patricia A. Powers
Patricia A. Powers
Staff Attorney